Prospectus Supplement                      Filing Under
Dated: December 6, 1999                    Rules 424(b)(3) and 424(c)
To Prospectus dated May 28, 1998           Registration File No. 333-53765


                               KEYSPAN CORPORATION
                      EMPLOYEE DISCOUNT STOCK PURCHASE PLAN


        Effective December 6, 1999, KeySpan Corporation has changed its stock transfer agent from The Bank of New York to EquiServe Trust Company, N.A. As of such date, the new Plan Administrator for the KeySpan Corporation Employee Discount Stock Purchase Plan is now EquiServe Trust Company, N.A.

        In terms of the Prospectus, dated May 28, 1998, relating to the Employee Discount Stock Purchase Plan:

     - References to the transfer agent are changed to read EquiServe Trust Company, N.A.

     - References to the "Plan Administrator" should be read to mean EquiServe Trust Company, N.A. rather than The Bank of New York.

     - References to corresponding with the Plan Administrator should read to direct correspondence to: Stock Transfer Agent, EquiServe Trust Company, N.A., P.O. Box 2596, Jersey City, NJ 07303-2596.

     -    References  to  the  Plan  Administrator   telephone  should  read  as
          1-800-633-9394.

     - References to the Plan Administrator Internet address should read as: http://www.equiserve.com.

        Any questions regarding the KeySpan Corporation Employee Discount Stock Purchase Plan should be directed to a KeySpan representative at 718-403-3196.

                                   ------------------------

        This Prospectus Supplement should be affixed to your copy of the prospectus dated May 28, 1998.